United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2009

FortuNet, Inc
(Exact name of registrant as specified in its charter)

Nevada	000-51703	88-0252188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2950 South Highland Drive, Suite C, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (702) 796-9090

________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On September 15, 2009, Fortunet, Inc. (the "Company") received notice from The Nasdaq Stock Market that the Company's common stock failed to maintain a minimum market value of publicly held shares of $5,000,000 for the previous 30 consecutive trading days, as required for continued inclusion on The Nasdaq Global Market in accordance with Listing Rule 5450(b)(1)(C). The Company was provided 90 calendar days, or until December 14, 2009, to regain compliance in accordance with the Marketplace Rule 5810(c)(3)(D).

On December 16, 2009, the Company received a written staff determination (the "Staff Determination") from The Nasdaq Stock Market Listing Qualifications Department that the Company has not regained compliance in accordance with Marketplace Rule 5810(c)(3)(D). The Staff Determination states that trading of the Company's Common Stock will be suspended at the opening of business on December 28, 2009, and a Form 25-NSE will be filed with the Securities and Exchange Commission removing the Company's securities from listing and registration on The Nasdaq Stock Market unless the Company requests a hearing to appeal the Staff Determination to a Nasdaq Listing Qualifications Panel (a "Panel") no later than 4:00 p.m. Eastern Time on December 23, 2009.

The Company intends to request a hearing for its appeal of the Staff Determination before a Panel. The Company's Common Stock will remain listed on The Nasdaq Global Market pending the outcome of the Panel's decision. The Company can provide no assurance as to the success or outcome of the appeal. If, following the Panel's decision, the Company is unable to continue to be listed on The Nasdaq Global Market, the Company will consider transferring its securities listing to The Nasdaq Capital Market, provided it meets the inclusion requirements for that market.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

99.1	Press release, dated December 21, 2009.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FortuNet, Inc (Registrant)
December 21, 2009 (Date)	/s/ YURI ITKIS Yuri Itkis Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press release, dated December 21, 2009.